Quest Awarded Ten-Year Contract From Better Made Snack Foods, Inc. for Comprehensive Supply Chain Solution

- Quest’s State-Of-The-Art Route EdgeTM Software Will Integrate Delivery Fleet and IT systems

Salt Lake City, UT, December 21, 2018 — Quest Solution, Inc. (QUES) (“Quest” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced it has been awarded a $1.3 million, 10-year contract for the supply of mobile equipment, software and software support services to Better Made Snack Foods, Inc. (“Better Made”), a developer, manufacturer and distributor of a wide variety of high quality snack foods.

As part of Quest’s strategy to increase the contribution from the software and services portion of its business, the Company is installing its proprietary “Route Edge Software” product, to replace Better Made’s legacy system in order to provide Better Made’s fleet of 200 delivery trucks with more accurate and efficient handheld supply chain and inventory management devices. The solution automates the delivery and sales process from beginning to end through proof of delivery (POD), direct store delivery (DSD), digital exchange (DEX), return and pickup applications and more. In addition, using customer information such sales history, promotions, and seasonal fluctuations, the software will support Better Made in determining future customer demand.

Shai Lustgarten, CEO of Quest, commented: “We are very pleased to have secured this long-term contract with a reputable regional market leader like Better Made Snack Foods, representing our largest project to date utilizing our proprietary Route Edge technology. Our extensive experience in DSD assisted the development of this software package, and we’re encouraged by Better Made’s selection of our solution to replace the legacy package to increase efficiencies in the logistic and supply chain operations. Featuring Android architecture and real-time communications, our solution provides the migration and long-term stability our customers demand. With the growing interest we’re seeing from the marketplace, we believe this long-term contract, worth over $1 million, validates our extensive capabilities and optimal service and we look forward to introducing our robust suite of technology solutions to new customers.”

“We at Better Made believe this solution will give us data and information that we never had with our old legacy system,” says David Jones, President of Better Made. “Having a solid partner in Quest gives us an edge in DSD integrated systems for the next ten years. As our business develops, Quest will be at our side developing solutions right along wqith us. We are very pleased to have Quest as our long-term partner in enhancing our sales capability.”

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility as well as a provider of Artificial Intelligence (AI) monitoring and surveillance solutions. Additionally the Company is manufacturer and distributor of consumables (labels, tags, and ribbons), RFID and IoT solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Salt Lake City, Utah with sales offices located across the United States as well as Israel.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

About Better Made

Founded in 1930 in Detroit as Cross and Peters, Better Made continues to develop and provide a wide variety of high quality award-winning snack foods, including assorted regular and flavored potato chips and potato sticks, gourmet popcorn, pretzels, beef jerky, tortilla chips, pork rinds, wearables, and more. The family-owned company uses locally grown potatoes and trans fat-free cottonseed oil. For more information, please visit www.bettermade.com. You may also follow Better Made on Facebook and Twitter, and the Better Made app for iPhone and Android devices. Michigan Made - Better Made, now featured all around Michigan in your favorite food outlets.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

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